Exhibit 10.1

SIXTEENTH AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

This SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 12, 2025 is among: DIAMONDBACK ENERGY, INC., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), DIAMONDBACK E&P LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders (as such term is defined in the Credit Agreement referred to below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Parent Guarantor, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended prior to the date hereof, including all schedules and exhibits thereto, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The parties hereto desire to enter into this Amendment to amend certain provisions of the Credit Agreement to, among other things, (i) extend the Maturity Date from June 2, 2029 to June 12, 2030 and (ii) amend the definition of “Applicable Margin,” in each case, effective as of the Amendment Effective Date (as defined below).

C. Pursuant to Section 12.02(b) of the Credit Agreement, the Parent Guarantor and the Borrower have requested that the Administrative Agent, each of the Lenders under the Credit Agreement, the Issuing Bank and the Swingline Lender agree to amend certain provisions of the Credit Agreement as set forth herein on the terms and subject to the conditions set forth herein.

D. Now, therefore, to induce the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders party hereto (which constitute all of the Lenders under the Credit Agreement) to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Amended Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement (other than the Annexes, Exhibits, Schedules and signature pages thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

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Section 3. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02(b) of the Credit Agreement):

3.1 The Administrative Agent shall have received from each Lender, the Issuing Bank, the Swingline Lender, the Parent Guarantor and the Borrower, counterparts of this Amendment signed on behalf of such Person.

3.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced three (3) Business Days prior to the date hereof, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and the fees due and payable on or prior to the date hereof described in that certain fee letter, dated as of May 20, 2025, by and among the Borrower, the Administrative Agent, and Wells Fargo Securities, LLC.

3.3 The Administrative Agent shall have received a favorable written opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent.

3.4 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and the Parent Guarantor (i) attaching resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower and the Parent Guarantor to execute and deliver this Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) setting forth the officers of the Borrower and Parent Guarantor (a) who are authorized to sign this Amendment and the other Loan Documents to which each of the Borrower and the Parent Guarantor is a party and (b) who will, until replaced by another officer or officers duly authorized for that purpose, act as such party’s representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment, the other Loan Documents, and the transactions contemplated hereby, (iii) setting forth specimen signatures of such authorized officers, and (iv) attaching the limited liability company agreement, the certificate of incorporation or formation and by-laws or other applicable organizational documents of the Borrower and the Parent Guarantor, which shall be certified thereby as being true and complete as of the date of such certificate. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower and the Parent Guarantor to the contrary.

3.5 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

3.6 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification, and good standing of the Parent Guarantor and the Borrower.

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3.7 The Administrative Agent shall have received a certificate of the President, a Vice President, or a Financial Officer of the Borrower to the effect that, as of the Amendment Effective Date, (a) the conditions set forth in Section 6.02(a) and (b) of the Credit Agreement have been satisfied, and (b) since December 31, 2024, no event has occurred or condition arisen that has resulted in a Material Adverse Effect that is continuing.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02(b) of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation; No Waiver; No Novation. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect following the effectiveness of this Amendment. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in any other Loan Document to “the Credit Agreement,” “thereunder,” “thereof,” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or, for the avoidance of doubt, the other Loan Documents or the Indebtedness or an accord and satisfaction with regard thereto.

4.2 Ratification and Affirmation. Each of the Parent Guarantor and the Borrower hereby ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranty Agreement) to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby.

4.3 COUNTERPARTS; SEVERABILITY; GOVERNING LAW; OTHER. Sections 12.06, 12.07 and 12.09 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

4.4 Payment of Expenses. To the extent required pursuant to Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

4.5 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6 Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DIAMONDBACK E&P LLC, as Borrower

By:	/s/ Jere Thompson
Name: Jere Thompson
Title: Executive Vice President and Chief Financial Officer

DIAMONDBACK ENERGY, INC., as the Parent Guarantor

By:	/s/ Jere Thompson
Name: Jere Thompson
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, Issuing Bank, and Swingline Lender

By:	/s/ Michael Real
	Name:	Michael Real
	Title:	Managing Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Denise Davis
	Name:	Denise Davis
	Title:	Managing Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BOKF NA, dba Bank of Oklahoma,
as a Lender

By:	/s/ John Krenger
	Name:	John Krenger
	Title:	Director, SVP, Energy Banking

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITIBANK, N.A.,
as a Lender

By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Evans Swann
	Name:	Evans Swann
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CAPITOL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jason Groll
	Name:	Jason Groll
	Title:	Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK,
as a Lender

By:	/s/ Cassandra Lucas
	Name:	Cassandra Lucas
	Title:	Vice President

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Drew Tolson
	Name:	Drew Tolson
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Andrew Vernon
	Name:	Andrew Vernon
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Kyle Gruen
	Name:	Kyle Gruen
	Title:	Authorized Officer

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Beth Johnson
	Name:	Beth Johnson
	Title:	Senior Vice President

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as a Lender

By:	/s/ Sam Cutler
	Name:	Sam Cutler
	Title:	Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

TRUIST BANK,
as a Lender

By:	/s/ Greg Krablin
	Name:	Greg Krablin
	Title:	Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Edward Sacks
	Name:	Edward Sacks
	Title:	Managing Director

[SIGNATURE PAGE TO SIXTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT A

Amended Credit Agreement

[See attached]

Exhibit A to Sixteenth Amendment

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

NOVEMBER 1, 2013

AMONG

DIAMONDBACK ENERGY, INC.,

AS PARENT GUARANTOR

DIAMONDBACK E&P LLC,

AS BORROWER,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, AS

SOLE BOOK RUNNER AND SOLE LEAD ARRANGER

PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK, BANK OF AMERICA, N.A.,

CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., CREDIT SUISSE AG,

NEW YORK BRANCH, GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK,

N.A., THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, U.S. BANK NATIONAL

ASSOCIATION, THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

BARCLAYS BANK PLC, MORGAN STANLEY SENIOR FUNDING, INC., AND

ROYAL BANK OF CANADA,

AS CO-SYNDICATION AGENTS

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ANNEXES AND EXHIBITS

Annex I	Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of U.S. Tax Compliance Certificate
(Foreign Lenders; non-partnerships)
Exhibit F-2	Form of U.S. Tax Compliance Certificate
(Foreign Participants; non-partnerships)
Exhibit F-3	Form of U.S. Tax Compliance Certificate
(Foreign Participants; partnerships)
Exhibit F-4	Form of U.S. Tax Compliance Certificate
(Foreign Lenders; partnerships)
Exhibit G-1	Form of Commitment Increase Certificate
Exhibit G-2	Form of Additional Lender Certificate
Exhibit H	Form of Maturity Date Extension Request

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time) is among: Diamondback Energy, Inc., a Delaware corporation, as the Parent Guarantor; Diamondback E&P LLC, a Delaware limited liability company, as borrower (the “Borrower”); each of the Lenders from time to time party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent and other financial institutions named and defined therein as lenders and agents entered into that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).

B. The Parent Guarantor and the Borrower have requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement subject to the terms and conditions of this Agreement and the ~~Fourteenth~~Sixteenth Amendment.

C. Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

~~“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.~~

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Syndication Agents; and “Agent” shall mean either the Administrative Agent or a Syndication Agent, as the context requires.

“Agreement” means this Second Amended and Restated Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% per annum and (c) (i) ~~Adjusted~~ Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) 1%; provided that clause (c) shall not be applicable during any period in which ~~Adjusted~~ Term SOFR is unavailable or unascertainable. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR, respectively. Notwithstanding anything to the contrary herein, in no event shall the Alternate Base Rate be less than ~~0.0~~1.0%.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations of a jurisdiction applicable to the Parent Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules of a jurisdiction applicable to the Parent Guarantor or its Subsidiaries related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, for any day, with respect to any ABR Loan or SOFR Loan or with respect to the Commitment Fee Rate, as the case may be, based upon the ratings by the Rating Agencies applicable on such date to the Index Debt:

Ratings Grid

Index Debt Rating (S&P / Moody’s / Fitch)	Pricing Level I > A- /A3/A-	Pricing Level ~~I~~II ~~>~~BBB+/ Baa1/BBB+	Pricing Level ~~II~~ III BBB/ Baa2/BBB	Pricing Level ~~III~~ IV BBB-/ Baa3/BBB-	~~Pricing Level IV BB+/ Ba1/BB+~~ Pricing Level V ~~<~~< BB+/ Ba~~2~~1/BB+	~~Pricing Level V BB/ Ba2/BB~~
SOFR Loans	1.000%	1.125%	1.250%	1.500%	1.750%	~~2.000%~~
ABR Loans	0.000%	0.125%	0.250%	0.500%	0.750%	~~1.000%~~
Commitment Fee Rate	0.100%	0.125%	0.150%	0.200%	0.250%	~~0.325%~~

For purposes of the foregoing, (a) if only one rating is determined, the Pricing Level corresponding to that rating shall apply; (b) if there are only two ratings, then (i) if there is a one Pricing Level difference between the two ratings, then the Pricing Level corresponding to the higher rating shall be used (with the rating for Pricing Level I being the highest and the rating for Pricing Level V being the lowest), and (ii) if there is a greater than one Pricing Level difference between the ratings, then the Pricing Level that is one Pricing Level below the higher rating will be used; (c) if there are three ratings, then (i) if all three ratings correspond to the same Pricing Level, that Pricing Level shall apply, (ii) if all three are at different Pricing Levels, the middle Pricing Level shall apply and (iii) if two ratings correspond to the same Pricing Level and the third is different, the Pricing Level corresponding to the two same Pricing Levels shall apply; (d) subject to the last paragraph of this definition, if none of the Rating Agencies shall have in effect a rating (other than by reason of the circumstances referred to in the next succeeding paragraph of this definition), then the Pricing Level shall be deemed to be Pricing Level V; and (e) if the ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

If all of the Rating Agencies shall at any time fail to have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the immediately preceding paragraph of this definition), the Borrower may seek and obtain a rating of the Facility from one or more of the Rating Agencies, and on and after the date on which such rating of the Facility is obtained until such time (if any) that a rating for the Index Debt becomes effective again, the Applicable Margin shall be based on such rating or ratings of the Facility in the same manner as provided herein with respect to the ratings for the Index Debt.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Existing Commitments, Increased Commitments or Commitments, as the case may be, of all applicable Lenders represented by such Lender’s Existing Commitment, Increased Commitment or Commitment, as the case may be, as such percentage is set forth on Annex I; provided that if the Existing Commitments, Increased Commitments or Commitments, as the case may be, have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposures then outstanding.

“Arranger” means Wells Fargo Securities, LLC, in its capacity as the sole book runner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Fourteenth Amendment Effective Date to but excluding the Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~;~~, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c)(i).

~~“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.~~

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefiting Guarantor” means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning assigned to such term in Section 12.20(b)(i).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect or Swingline Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.

“Capitalization” means the sum, at any time outstanding and without duplication, of (a) Total Net Debt plus (b) Stockholders’ Equity.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Provider” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (w) the Parent Guarantor becomes a direct or indirect wholly owned Subsidiary of another Person (such Person, “New Parent”), (x) the owners of 100% of the Equity Interests in New Parent immediately after giving effect to such transaction are identical to the owners of 100% of the Equity Interests in the Parent Guarantor immediately prior to giving effect to such transaction, (y) such New Parent becomes a Guarantor hereunder and (z) the Borrower remains a direct or indirect wholly owned Subsidiary of the Parent Guarantor and New Parent.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof, and (ii) all requests, rules, regulations, guidelines, interpretations, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, (a) prior to the Endeavor Acquisition Effective Date, such Lender’s Existing Commitment and (b) from and after the Endeavor Acquisition Effective Date, the sum of such Lender’s Existing Commitment and such Lender’s Increased Commitment, and “Commitments” means the aggregate amount of the Commitments of all Lenders at such time. From and after the Endeavor Acquisition Effective Date, the Existing Commitments and the Increased Commitments shall constitute a single class of Commitments hereunder. As of the Fourteenth Amendment Effective Date, (i) the amount of each Lender’s Commitment is set forth on Annex I under the caption “Total ~~Commitment~~Commitments ” and (ii) the aggregate amount of the Lenders’ Commitments (including, for the avoidance of doubt, the Existing Commitments and the Increased Commitments) is $2,500,000,000.

“Commitment Fee Rate” means the applicable rate per annum set forth opposite the “Commitment Fee Rate” in the definition of “Applicable Margin”.

“Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent, acting reasonably, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, acting reasonably, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, acting reasonably, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, acting reasonably, decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consenting Lender” has the meaning assigned to such term in Section 2.12.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom, in each case for the Parent Guarantor, the Borrower and the Restricted Subsidiaries: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, and (ii) current maturities of Total Debt); and (b) the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on the Parent Guarantor’s consolidated balance sheet as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP (which calculation shall give pro forma effect to any acquisition or disposition for which the aggregate consideration was in excess of $500,000,000 consummated by the Parent Guarantor, the Borrower or a Consolidated Restricted Subsidiary since the date of such consolidated balance sheet and on or prior to the date of determination, as if such acquisition or disposition had occurred on the date of such consolidated balance sheet).

“Consolidated Restricted Subsidiary” means each Consolidated Subsidiary that is a Restricted Subsidiary.

“Consolidated Subsidiaries” means each Subsidiary of the Parent Guarantor (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning assigned to such term in Section 12.20(b)(ii).

“Covered Party” has the meaning assigned to such term in Section 12.20.

“Customary Recourse Exceptions” means, with respect to any Debt of a first Person that is generally non-recourse to a second Person, liability of such second Person with respect to such Debt arising out of the voluntary bankruptcy of any Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss in respect of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include (1) any obligation arising from agreements of the Parent Guarantor, the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement, (2) any obligation of a Loan Party in connection with a DrillCo pursuant to the agreement or agreements governing such DrillCo, including obligations to repurchase or otherwise purchase or acquire DrillCo Properties, (3) any equity commitment letter or any direct or indirect guaranty of, or other support for, an obligation or commitment to make an equity Investment (including any such letter or other support that serves as collateral securing, a guaranty of, or other credit support for, Debt of the Person in which such Investment is to be made, or otherwise assures a creditor of the Person in which such Investment is to be made against loss in respect of the Debt of such Person), or (4) for the avoidance of doubt, Swap Obligations and direct or indirect guaranties thereof, and other credit support therefor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning assigned to such term in Section 2.12.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in Section 12.20(b)(iii).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of the Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

Notwithstanding the foregoing, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon or following the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock.

“dollars”, “Dollars”, or “$” refers to lawful money of the United States of America.

“DrillCo” means an entity jointly formed, or an arrangement evidenced by a participation, development, production or similar agreement entered into, in each case, by a Loan Party and one or more other Persons (together with its or their Affiliates, each, a “DrillCo Party”) that (a) provides for a DrillCo Party to fund the majority of the capital for the development of one or more Properties and (b) enables the Loan Parties to achieve one of more of the following objectives: minimization of capital deployment to non-core assets; acceleration of drilling schedule; retention of potentially expiring acreage; or enhancement of long-term value of assets in lieu of outright sale thereof.

“DrillCo Party” has the meaning assigned to such term in the definition of DrillCo.

“DrillCo Properties” means (a) in the case of a DrillCo that is an entity, all Properties contributed, sold or otherwise conveyed to such DrillCo and all Equity Interests in such DrillCo, (b) in the case of a DrillCo that is an agreement, all Properties subject to such agreement, including Properties directly or indirectly conveyed from time to time to a DrillCo Party and therefore no longer owned by a Loan Party, (c) funds and other Property received from a DrillCo Party in connection with a DrillCo, and (d) direct and indirect proceeds of any of the foregoing.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eleventh Amendment Effective Date” means June 28, 2019.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Endeavor” means Endeavor Parent, LLC, a Texas limited liability company.

“Endeavor Acquisition” means the acquisition by the Parent Guarantor of Endeavor for the aggregate cash and equity consideration set forth in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date (the “Endeavor Acquisition Consideration”).

“Endeavor Acquisition Closing” means the consummation of the Endeavor Acquisition.

“Endeavor Acquisition Consideration” has the meaning assigned to such term in the definition of “Endeavor Acquisition”.

“Endeavor Acquisition Effective Date” means the date on which the conditions specified in Section 6.03 are satisfied (or waived in accordance with Section 12.02).

“Endeavor Acquisition Termination Date” means the earliest of (i) the date that is five Business Days after the Endeavor Outside Date and (ii) the Endeavor Merger Agreement Termination.

“Endeavor Credit Agreement Refinancing” means the repayment of all principal, interest and fees outstanding under the Credit Agreement dated as of February 16, 2022 (as last amended on October 26, 2023 and as may be further amended, supplemented or modified from time to time, the “Endeavor Credit Agreement”), by and among Endeavor Energy Resources, L.P., PNC, National Association, as administrative agent, and certain lenders party thereto.

“Endeavor Merger Agreement” means the Agreement and Plan of Merger, dated as of the Endeavor Signing Date (as amended, waived, supplemented or otherwise modified from time to time) among the Parent Guarantor, Eclipse Merger Sub I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent Guarantor, Eclipse Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent Guarantor, Endeavor Manager, LLC, a Texas limited liability company (solely for certain sections as specified in the Endeavor Merger Agreement) and Endeavor.

“Endeavor Merger Agreement Termination” means the termination of the Endeavor Merger Agreement by the Parent Guarantor in writing in accordance with its terms; provided that the Parent Guarantor shall deliver written notice of such termination to the Administrative Agent.

“Endeavor Outside Date” has the meaning assigned to such term in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date, after giving effect to each extension thereof in accordance with the Endeavor Merger Agreement as in effect on the Endeavor Signing Date.

“Endeavor Signing Date” means February 11, 2024.

“Energen” means Energen Corporation and its Subsidiaries.

“Energen Merger” means the merger of Energen Merger Sub with and into Energen Corporation, with Energen Corporation as the surviving entity.

“Energen Merger Sub” means Sidewinder Merger Sub Inc., an Alabama corporation.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor, the Borrower or any Restricted Subsidiaries are conducting, or at any time have conducted business, or where any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as well as the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent Guarantor, the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Erroneous Payment” has the meaning assigned to such term in Section 11.12(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or ordinary course of business contracts or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor, the Borrower or their Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent Guarantor, the Borrower or their Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default~~;~~, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced.

“Excluded Swap Obligations” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income, franchise or branch profits taxes imposed on (or measured by) its net income, in each case, (i) by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Document or any transactions contemplated thereunder), (b) in the case of a Lender, any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(b) or Section 5.03(d), (c) any Taxes attributable to the Administrative Agent, any Lender or any other recipient’s failure to comply with Section 5.03(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Commitment” means, with respect to each Existing Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder prior to the Endeavor Acquisition Effective Date, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder prior to the Endeavor Acquisition Effective Date, as such commitment may be (a) increased from time to time pursuant to Section 2.06(c), (b) reduced from time to time pursuant to Section 2.06(b), and (c) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Existing Commitments” means the aggregate amount of the Existing Commitments of all Lenders. As of the Fourteenth Amendment Effective Date, (i) the amount of each Lender’s Existing Commitment is set forth on Annex I under the Caption “Existing Commitment” and (ii) the aggregate amount of the Lenders’ Existing Commitments is $1,600,000,000.

“Existing Lender” means any Lender having an Existing Commitment.

“Existing Letters of Credit” means each letter of credit issued under the Endeavor Credit Agreement and identified in writing to the Administrative Agent at or prior to the Endeavor Acquisition Closing.

“Existing Maturity Date” has the meaning set forth in Section 2.12.

“Facility” means the revolving credit facility provided for in this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain fee letter between the Administrative Agent and the Borrower dated April 29, 2021.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Fitch” means Fitch Ratings Ltd. and any successor thereto that is a nationally recognized rating agency.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Lender” means any Lender that is not (i) an individual who is a citizen or resident of the United States of America; (ii) a partnership or a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States of America or any state thereof, or the District of Columbia; (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if (1) a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

“Fourteenth Amendment” means that certain Fourteenth Amendment to Second Amended and Restated Credit Agreement, by and among the Borrower, the Parent Guarantor, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders party thereto, dated as of March 6, 2024.

“Fourteenth Amendment Effective Date” means March 6, 2024.

“Fourteenth Amendment Fee Letter” means that certain fee letter by and between the Borrower and the Administrative Agent dated March 6, 2024.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower, or for which cash collateral or other credit support acceptable to such Swingline Lender shall have been provided in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent Guarantor, the Borrower, any Subsidiary, any of their Properties, the Administrative Agent, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor” means the Parent Guarantor and each such other Person, if any, that guarantees the Indebtedness pursuant to the Guaranty Agreement. As of the Fourteenth Amendment Effective Date, the Parent Guarantor is the only Guarantor. The Borrower may, at its sole election at any time and from time to time, (i) cause any Restricted Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent an executed joinder to the Guaranty Agreement, together with customary resolutions, opinions of counsel and such other customary documentation as the Administrative Agent may reasonably request and (ii) in the event that there are any additional Guarantors hereunder (other than the Parent Guarantor) (A) if (1) no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, (2) as of such date, the Parent Guarantor has two or more of the following credit ratings: (x) an Index Debt rating from Moody’s of Baa3 or better, (y) an Index Debt rating from S&P of BBB- or better, or

(z) an Index Debt rating from Fitch of BBB- or better, and (3) the applicable Guarantor that is a Material Subsidiary does not guarantee any Senior Unsecured Notes issued prior to the Investment Grade Changeover Date that constitute Material Indebtedness (after giving pro forma effect to any guarantor releases and unrestricted subsidiary designations under the Senior Unsecured Notes occurring substantially contemporaneously with the cessation of such Material Subsidiary being a Guarantor hereunder), the Borrower may cause such Guarantor that is a Material Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent, and (B) if no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, the Borrower may cause any Guarantor that is an Immaterial Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent.

“Guaranty Agreement” means that certain Second Amended and Restated Guaranty Agreement, dated as of November 20, 2019, made by each of the Guarantors party thereto in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical waste.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.

“Increased Commitment” means, with respect to each Increased Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder from and after the Endeavor Acquisition Effective Date, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder from and after the Endeavor Acquisition Effective Date, as such commitment may be (a) increased from time to time pursuant to Section 2.06(c), (b) reduced from time to time pursuant to Section 2.06(a) or 2.06(b), and (c) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Increased Commitments” means the aggregate amount of the Increased Commitments of all Lenders. As of the Fourteenth Amendment Effective Date, (i) the amount of each Lender’s Increased Commitment is set forth on Annex I under the caption “Increased Commitment” and (ii) the aggregate amount of the Lenders’ Increased Commitments is $900,000,000.

“Increased Lender” means any Lender having an Increased Commitment.

“Indebtedness” means any and all amounts owing or to be owing by the Parent Guarantor, the Borrower or any other Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Lender Swap Party under any Lender Swap Obligations (provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Indebtedness” shall not include with respect to any Person any Excluded Swap Obligations of such Person); (c) to any Cash Management Provider in respect of any Cash Management Agreement, and (d) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Parent Guarantor that is not guaranteed by any other Person (other than a Restricted Subsidiary) or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 12.11.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Request or Interest Election Request and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Maturity Date;

(e) there shall be no more than five (5) Interest Periods in effect at any time; and

(f) no tenor that has been removed from this definition pursuant to Section 3.03(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Grade Changeover Date” means November 20, 2019.

“Issuing Bank” means (a) Wells Fargo, in its capacity as the initial issuer of Letters of Credit hereunder, (b) PNC Bank, National Association (solely with respect to the Existing Letters of Credit), and (c) each Lender that is designated by the Borrower with the approval of the Administrative Agent and hereafter becomes an Issuing Bank by agreeing, pursuant to an agreement with the Borrower and the Administrative Agent, to be bound by the terms hereof applicable to Issuing Banks, which agreement shall be in form and substance satisfactory to the

Administrative Agent, in each case and their successors in such capacity as provided in Section 2.08(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“LC Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Annex I hereto, or if an Issuing Bank has entered into an Assignment and Assumption or has become an Issuing Bank pursuant to the terms hereof, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent or as otherwise set forth pursuant to the terms of this Agreement. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means $180,000,000.

“Lender Swap Agreement” means any Swap Agreement between the Parent Guarantor, the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Lender Swap Party”). For the avoidance of doubt, for purposes of this definition and the definitions of “Lender Swap Party” and “Lender Swap Obligations,” the term “Lender” includes each Person that was a “Lender” under the Existing Credit Agreement at the relevant time.

“Lender Swap Obligations” means all amounts and other obligations owing to any Lender Swap Party under any Lender Swap Agreement; provided that, for the avoidance of doubt, if a Lender Swap Party ceases to be a Lender (or an Affiliate of a Lender), then the Lender Swap Obligations owing to such Lender Swap Party under any such Lender Swap Agreement shall not include any obligations arising from transactions entered into after the time that such Lender Swap Party ceases to be a Lender or an Affiliate of a Lender.

“Lender Swap Party” has the meaning assigned to such term in the definition of Lender Swap Agreement.

“Lenders” means the Persons listed on Annex I (which, for the avoidance of doubt, shall include the Existing Lenders and the Increased Lenders) and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s extensions of credit made hereunder, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent Guarantor, the Borrower or any Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, and the Guaranty Agreement and any other document or agreement executed by the Borrower or any other Loan Party in connection with this Agreement and expressly designated by the Borrower and the Administrative Agent to be a Loan Document.

“Loan Party” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement in the form of a Revolving Loan or a Swingline Loan.

“Majority Lenders” means, at any time while no Revolving Credit Exposure is outstanding, two or more Lenders having more than fifty percent (50%) of the total Commitments; and at any time while any Revolving Credit Exposure is outstanding, two or more Lenders holding more than fifty percent (50%) of the total Revolving Credit Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Commitments and the Revolving Credit Exposures of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Parent Guarantor, the Borrower and their Restricted Subsidiaries taken as a whole, (b) the ability of the Parent Guarantor, the Borrower or any other Guarantor to perform its payment obligations under any Loan Document or (c) the validity or enforceability of any Loan Document.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in an aggregate principal amount exceeding (x) prior to the Endeavor Acquisition Effective Date, $150,000,000 and (y) from and after the Endeavor Acquisition Effective Date, $250,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent Guarantor that, together with its Restricted Subsidiaries, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which Parent Guarantor’s annual or quarterly consolidated financial statements are available at the time of the Borrower’s written notice under clause (ii) of the definition of “Guarantor” to cause such Restricted Subsidiary to cease to be a Guarantor, contributed greater than 10.0% of the Consolidated Net Tangible Assets for such quarter.

“Maturity Date” means the later of (a) June ~~2~~12, ~~2028~~2030 , and (b) if the maturity is extended pursuant to Section 2.12, such extended maturity date as determined pursuant to Section 2.12 (it being understood and agreed that any such maturity shall not be deemed extended for any Lender that has not consented to such extension in writing).

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit H hereto or any other form approved by the Administrative Agent in writing, for the extension of the Maturity Date pursuant to Section 2.12.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) if the Borrower agrees to deliver Cash Collateral consisting of property other than cash or deposit account balances, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“New Parent” shall have the meaning assigned to such term in the definition of “Change in Control”.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Guarantor” means Diamondback Energy, Inc., a Delaware corporation.

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(iii).

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted Acquisition Target” has the meaning set forth in the definition of “Permitted Acquisitions”.

“Permitted Acquisitions” means Investments in Persons (each, a “Permitted Acquisition Target”) engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties or transporting or processing Hydrocarbons from or attributable to such Oil and Gas Properties or business activities reasonably related, incidental, complementary or ancillary to the foregoing.

“Permitted Holders” means the Parent Guarantor and any direct wholly owned Subsidiary of Parent Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Parent Guarantor, the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent Guarantor, Borrower, a Subsidiary or an ERISA Affiliate.

“Pricing Level” means the applicable category of rating level contained in the definition of “Applicable Margin”, which is based on the rating of the Index Debt (or the Facility as provided for in the last sentence of the definition of “Applicable Margin”, as applicable) by one or more of the Rating Agencies.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QEP” means QEP Resources, Inc. and its Subsidiaries.

“QEP Merger” means the merger of a Subsidiary of Parent Guarantor with and into QEP, with QEP as the surviving entity.

“QFC” has the meaning assigned to such term in Section 12.20(b)(iv).

“QFC Credit Support” has the meaning assigned to such term in Section 12.20.

“Qualified Midstream Assets” means assets used in the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations and Equity Interests in Qualified Midstream Persons.

“Qualified Midstream Person” means (a) any Person if (i) substantially all of the assets of such Person consist of or will consist of Qualified Midstream Assets or (ii) all or substantially all of such Person’s business is ownership of, operation of, construction or development of, or direct or indirect investment in, Qualified Midstream Assets and (b) each of the Rattler Entities.

“Qualified Professional Asset Manager” has the meaning assigned to such term in Section 12.19(a)(iii).

“Rating Agency” means S&P, Moody’s or Fitch.

“Rattler Entities” means Rattler Midstream GP LLC, Rattler Midstream LP, Rattler Midstream Operating LLC, and their respective Subsidiaries from time to time.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 8.09.

“Removal Effective Date” has the meaning assigned to such term in Section 11.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent Guarantor.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor or the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum (without duplication) of (a) the outstanding principal amount of such Lender’s Loans (including Swingline Loans) at such time, (b) its LC Exposure at such time, and (c) its Swingline Exposure (other than such Lender’s Swingline Exposure with respect to Swingline Loans made by such Lender in its capacity as a Swingline Lender, if any) at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.02.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (which are, as of the Fourteenth Amendment Effective Date: Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Zaporizhzhia, Kherson and Crimea Regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions~~-~~- related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned fifty percent (50%) or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Senior Unsecured Notes” means Debt in the form of unsecured senior or senior subordinated notes issued by the Parent Guarantor or the Borrower, including exchange notes issued in exchange therefor pursuant to any registration rights agreement, and, in each case, any guarantees thereof by the Parent Guarantor, the Borrower or a Guarantor.

“Sixteenth Amendment” means that certain Sixteenth Amendment to Second Amended and Restated Credit Agreement, by and among the Borrower, the Parent Guarantor, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders party thereto, dated as of the Sixteenth Amendment Effective Date.

“Sixteenth Amendment Effective Date” means June 12, 2025.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on ~~Adjusted~~ Term SOFR as provided in Section 3.02(b).

“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) stockholders’ equity of the Parent Guarantor and its Consolidated Subsidiaries determined in accordance with GAAP as adjusted by (b)(i) excluding any interests in the Consolidated Subsidiaries that, in accordance with GAAP, would be required to be set forth as non-controlling interests on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries prepared in accordance with GAAP, (ii) either adding the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or subtracting the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815, in the case of this sub-clause (ii), commencing with the fiscal quarter ending December 31, 2019, and attributable to any Consolidated Subsidiary to the extent of the Parent Guarantor’s direct and indirect ownership interests in such Subsidiary, and (iii) adding the amount by which such stockholders’ equity shall have been reduced by reason of any losses attributable to ceiling test impairment writedowns, in the case of this sub-clause (iii), commencing with the fiscal quarter ending September 30, 2021, and attributable to any Consolidated Subsidiary to the extent of the Parent Guarantor’s direct and indirect ownership interests in such Subsidiary, in each case as set forth in the financial statements of the Parent Guarantor and its Consolidated Subsidiaries as furnished pursuant to Section 8.01(a) or (b).

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent Guarantor, the Borrower or one or more of their Subsidiaries and (b) any partnership of which the Parent Guarantor, the Borrower or any of their Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent Guarantor or the Borrower, as the context requires.

“Supported QFC” has the meaning assigned to such term in Section 12.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans. As of the ~~Fourteenth~~Sixteenth Amendment Effective Date, the total Swingline Commitment is the lesser of (a) $50,000,000 and (b) the unused amount of the Commitment of the Swingline Lender.

“Swingline Due Date” has the meaning assigned to such term in Section 3.01.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo Bank, National Association and its successors in such capacity as provided in Section 2.11(e).

“Swingline Loan” means a Loan made pursuant to Section 2.11.

“Syndication Agents” means PNC Bank, National Association, Truist Bank, Bank of America, N.A., Capital One, National Association, Citibank, N.A., Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, Houston Branch, U.S. Bank National Association, The Toronto-Dominion Bank, New York Branch, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., and Royal Bank of Canada, as co-syndication agents for the Lenders under this Agreement and the other Loan Documents.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan Credit Agreement” means that Term Loan Credit Agreement, dated as of February 29, 2024, among the Parent Guarantor, the Borrower, the lenders party thereto from time to time, and Citibank, N.A. as administrative agent.

“Term Loan Funding Date” shall have the meaning assigned to the term “Funding Date” in the Term Loan Credit Agreement.

“Term SOFR” means,

(i) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(ii) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

~~“Term SOFR Adjustment” means, for any calculation (a) with respect to an ABR Loan (if calculated pursuant to clause (c) of the definition of “Alternate Base Rate”), a percentage per annum equal to 0.10% for such ABR Loan or (b) with respect to a SOFR Loan, a percentage per annum as set forth below for such SOFR Loan and Interest Period therefor:~~

~~Interest Period~~	~~Percentage~~
~~One month~~	~~0.10%~~
~~Three months~~	~~0.10%~~
~~Six months~~	~~0.10%~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of the Maturity Date and the date of termination of all of the Commitments.

“Total Debt” means, at any date, all Debt referred to in clause (a) of the definition thereof of the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis.

“Total Net Debt” means Total Debt, net of all cash and cash equivalents of the Parent Guarantor, the Borrower and the Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP (excluding any portion of such aggregate amount of such cash and cash equivalents that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Parent Guarantor, the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP; provided that, for the avoidance of doubt, in the event that the Parent Guarantor, the Borrower or any Restricted Subsidiary issues notes that are subject to a special mandatory redemption, the net cash proceeds of any such notes offering shall not be considered “restricted” cash for purposes of the foregoing if such cash proceeds would not be considered “restricted” absent the existence of such special mandatory redemption provisions).

“Total Net Debt to Capitalization Ratio” means the ratio of (a) Total Net Debt to (b) Capitalization.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, and the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement.

“Twelfth Amendment Effective Date” means June 2, 2021.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, ~~Adjusted~~ Term SOFR or any Benchmark Replacement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor (other than the Borrower) or the Borrower which the Parent Guarantor or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06, until such time as the Parent Guarantor or the Borrower redesignates such Person as a Restricted Subsidiary in accordance with this Agreement.

“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.03, 2.04, and 3.04, in each case, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.20.

“Viper Entities” means Viper Energy Partners GP LLC, Viper Energy Inc., Viper Energy Partners LLC, and their respective Subsidiaries from time to time.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Parent Guarantor’s or the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Parent Guarantor, the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07 Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate~~, Adjusted Term SOFR~~ or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, ~~Adjusted Term SOFR,~~ Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate~~, Adjusted Term SOFR~~ or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in dollars to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date, the total Commitments (it being understood and agreed, for the avoidance of doubt, that prior to the Endeavor Acquisition Effective Date, the Existing Lenders will make Revolving Loans in accordance with their Existing Commitments, and from and after the Endeavor Acquisition Effective Date, the Lenders (including the Increased Lenders) will make Revolving Loans in accordance with their Commitments). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

Section 2.02 Revolving Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Revolving Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000; provided that, notwithstanding the foregoing, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Revolving Borrowings of more than one Type may be outstanding at the same time. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. The Loans made by any Lender, at the request of such Lender, shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or in writing (a) in the case of a SOFR Borrowing, not later than 1:00 P.M., Houston, Texas time, three U.S. Government Securities Business Days before the date of the proposed SOFR Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 A.M., Houston, Texas time, on the Business Day of the proposed ABR Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic and written Borrowing Request shall be irrevocable and shall be confirmed promptly (in the case of a telephonic request) and delivered (in the case of a written request) by delivery to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date, the total Commitments.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Parent Guarantor and the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically continued as a SOFR Borrowing with an Interest Period of one-month’s duration. Any such continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective) and unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) in the case of a SOFR Loan, 10:00 A.M., Houston, ~~Texas time and (ii) in the case of an ABR Loan, 1:00 P.M., Houston,~~ Texas time, ~~in each case,~~ to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.11. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination, Reduction, and Increase of Commitments.

(a) Scheduled Termination and Reduction of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. In addition, upon the Endeavor Acquisition Termination Date, if the Endeavor Acquisition Effective Date has not occurred, the Increased Commitments shall be automatically terminated.

(b) Optional Termination and Reduction of Commitments.

(i) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(a) or Section 3.04(c), the total Revolving Credit Exposures would exceed (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date, the total Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Commitments shall be permanent and may not be reinstated, in each case except pursuant to an increase of the ~~total~~ Commitments pursuant to Section 2.06(c) or an amendment to this Agreement in accordance with Section 12.02. Prior to the Endeavor Acquisition Effective Date, each reduction of the total Commitments shall made between the Existing Commitments and the Increased Commitments as determined by the Borrower. At all times, each reduction of the Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage of the class of Commitments being reduced.

(c) Optional Increase of Commitments.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may, without the consent of the Lenders but with the prior written approval of the Administrative Agent, the Swingline Lender, and the Issuing Bank (in each case, such approval not to be unreasonably withheld, delayed, or conditioned) increase the total Commitments then in effect by increasing the Commitments of a Lender or by causing a Person that is acceptable to the Administrative Agent (and not excluded by Section 12.04(b)(ii)(E)) that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of a Borrower.

(ii) Any increase in the total Commitments shall be subject to the following additional conditions:

(A) such increase shall not be less than $25,000,000 unless the Administrative Agent otherwise consents in writing, and no such increase shall be permitted if, after giving effect thereto, the total Commitments would exceed $2,600,000,000;

(B) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase;

(C) on the effective date of such increase, if any SOFR Borrowings are outstanding, then (I) the effective date of such increase shall be the last day of the Interest Period in respect of such SOFR Borrowings, (II) the Lenders shall each take a ratable share of such increase, (III) the Borrower shall pay compensation required by Section 5.02, or (IV) such compensation shall have been waived in accordance with Section 12.02;

(D) no Lender’s Commitment may be increased without the consent of such Lender;

(E) if the Borrower elects to increase the total Commitments by increasing the Commitment of a Lender, then (I) the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-1 (a “Commitment Increase Certificate”) and (II) the Borrower shall (y) if requested by such Lender, deliver a replacement Note payable to such Lender in a principal amount equal to its increased Commitment, and otherwise duly completed and (z) pay any applicable fees as may have been agreed to between the Borrower, such Lender and/or the Administrative Agent; and

(F) if the Borrower elects to increase the total Commitments by causing an Additional Lender to become a party to this Agreement, then (I) the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and (II) the Borrower shall (y) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Commitment, and otherwise duly completed and (z) pay any fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any SOFR Borrowings are outstanding, then the last day of the Interest Period in respect of such SOFR Borrowings, unless the Borrower has otherwise satisfied the condition set forth in Section 2.06(c)(ii)(C)): (A) the amount of the total Commitments shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the total Commitments.

(iv) Upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii) and the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the total Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v) Upon any increase in the total Commitments pursuant to this Section 2.06, Annex I to this Agreement shall be deemed amended to reflect the Commitment of each Lender (including any Additional Lender) as thereby increased and any resulting changes in the Lenders’ Applicable Percentages.

Section 2.07 [Reserved].

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its, or the Parent Guarantor’s, Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary contained in this Agreement, Section 2.08 shall be subject to the terms and conditions of Section 2.09 and Section 2.10. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund, in each case in violation of Sanctions, any activity or business of or with any Sanctioned Person, or involving any country or territory that, at the time of such funding, is a Sanctioned Country or (B) in any other manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator, in either case, with jurisdiction over the Issuing Bank, shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement relating to the Issuing Bank or any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Eleventh Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Eleventh Amendment Effective Date and which the Issuing Bank in good faith deems material to it or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally under similar circumstances for similarly situated borrowers; provided that, notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Eleventh Amendment Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than ~~3~~five (~~3~~5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying (A) the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and (B) the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each such notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed the LC Commitment of such Issuing Bank, (ii) the LC Exposure shall not exceed the LC Sublimit and (iii) the total Revolving Credit Exposures shall not exceed (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date, the total Commitments.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date fifteen (15) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, fifteen (15) months after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, however, that (A) any Letter of Credit may provide for the renewal thereof for additional periods, each of which shall not exceed fifteen (15) months (which shall in no event extend beyond the date referred to in clause (ii) above) and (B) no Letter of Credit may expire after the date that is five (5) Business Days prior to an Existing Maturity Date in respect of any Declining Lenders under Section 2.12 if, after giving effect to such Letter of Credit, the aggregate Commitments of the Consenting Lenders (including any replacement Lenders) for the period following such Existing Maturity Date would be less than the LC Exposure following such Existing Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor, the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor, the Borrower or any Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the obligations of the Parent Guarantor, the Borrower and the other Guarantors under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments, if any, shall be made at the option and sole discretion of the Administrative Agent, but subject to the consent (not to be unreasonably withheld) of the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Parent Guarantor, the Borrower and any Restricted Subsidiary under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.09 Cash Collateral.

(a) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Borrower may use proceeds of Borrowings for the provision of Cash Collateral (so long as no Default or Event of Default exists).

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to subsection (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, within 2 Business Days upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.09 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank shall no longer be required to be held as Cash Collateral pursuant to this Section 2.09 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.10, the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.10 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and/or Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank and/or Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.09; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.09; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Revolving Loans or funded participations in Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure or Swingline Loans are held by the Lenders pro rata in accordance with the Commitment under the Agreement without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee or ticking fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.09.

(C) With respect to any commitment fee, ticking fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure or Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Applicable Percentage of the Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.09.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under this Agreement (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Prepayment of Swingline Loans. Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to such Swingline Lender (after giving effect to Section 2.10(a)(iv)).

Section 2.11 Swingline Loans.

(a) General. Subject to the terms and conditions set forth herein, the Swingline Lender agree to make Swingline Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the total Revolving Credit Exposures exceeding (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor

Acquisition Effective Date, the total Commitments, or (iii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay, and reborrow Swingline Loans. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that a Swingline Loan may be in an aggregate amount that is equal to the entire available balance of the total Swingline Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e).

(b) Request and Funding of Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic mail), not later than 1:00 p.m., Houston, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Administrative Agent who will in turn make such amount received available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e), by remittance to the Issuing Bank) by 3:00 p.m., Houston, Texas time, on the requested date of such Swingline Loan.

(c) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston, Texas time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of each Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.11(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.11(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.11(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative

Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.11(c) and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.11(c) shall not relieve the Borrower of any default in the payment thereof.

(d) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.11, no Swingline Lender shall be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless such Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to such Swingline Lender to eliminate such Swingline Lender’s Fronting Exposure (after giving effect to Section 2.10(a)(iv)) with respect to any such Defaulting Lender.

(e) Replacement of the Swingline Lender. The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender, and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. After the resignation of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.

Section 2.12 Extension of Maturity Date. The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than forty-five (45) days and not more than seventy-five (75) days prior to any anniversary of the ~~Twelfth~~Sixteenth Amendment Effective Date, request that the Lenders extend the Maturity Date for an additional period of one year; provided that, (a) only three such extensions will be granted during the tenure of the Facility ~~(it being acknowledged and understood that~~ after the ~~extension of the Maturity Date that became effective on June 2, 2023, only one such extension will be granted during the tenure of the Facility)~~Sixteenth Amendment Effective Date and (b) for the avoidance of doubt, after giving effect to any permitted extension pursuant to this Section 2.12, the resulting maturity of the Facility shall not exceed five (5) years as of any date of determination. Each Lender shall, by written notice to the Borrower and the Administrative Agent given not later than the twentieth (20th) day after the date of the Administrative Agent’s receipt of the Borrower’s Maturity Date Extension Request, advise the Borrower and the Administrative Agent whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Majority Lenders shall have agreed to a Maturity Date Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the

Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date, the Borrower shall also make such other prepayments of its Loans pursuant to Section 3.04 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the sum of the total Revolving Credit Exposures shall not exceed ~~(x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date,~~ the total Commitments. Notwithstanding the foregoing provisions of this paragraph, the Borrower shall have the right, pursuant to Section 12.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Borrower under Sections 6.01(b), (c), and (h) of the Existing Credit Agreement, giving effect to such extension and (ii) on the anniversary of the ~~Twelfth~~Fifteenth Amendment Effective Date that immediately follows the date on which the Borrower delivers the applicable Maturity Date Extension Request, (A) the conditions set forth in Section 6.02(a) and (b) shall be satisfied, (B) there has been no change since the later of December 31, ~~2023~~2024 and the date of the latest financial statements delivered pursuant to Section 8.01(a) that has resulted in a Material Adverse Effect that is continuing and (C) the Administrative Agent shall have received a certificate to that effect dated such date and executed by the President, a Vice President or a Financial Officer of the Borrower.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay, (a) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (b) with respect to Swingline Loans made to it, to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the Swingline Due Date. “Swingline Due Date” means for each Swingline Loan, the next Business Day from the date the Swingline Loan has been disbursed.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) SOFR Loans. The Loans comprising each SOFR Revolving Borrowing shall bear interest at ~~Adjusted~~ Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Swingline Loans. Each Swingline Loan shall bear interest from the date it is disbursed at a rate specified by the Borrower at the time of the request of such Loan equal to (i) ~~Adjusted~~ Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) 1%.

(d) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Parent Guarantor or the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but not to exceed the Highest Lawful Rate.

(e) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Revolving Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate~~, Adjusted Term SOFR~~ and Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(g) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining ~~Adjusted~~ Term SOFR for the applicable Interest

Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted~~ Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate~~, Adjusted Term SOFR~~ or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or other communication in writing acceptable to the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a SOFR Revolving Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of prepayment (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Houston, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, and whether the prepayment is of SOFR Loans, ABR Loans, or a combination thereof, and the amount allocable to each. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) If, after giving effect to any termination or reduction of the total Commitments pursuant to Section 2.06(a) or Section 2.06(b), the total Revolving Credit Exposures exceeds (x) prior to the Endeavor Acquisition Effective Date, the total Existing Commitments and (y) from and after the Endeavor Acquisition Effective Date, the total Commitments, then the Borrower shall immediately (and in any event on the Business Day of such termination or reduction) (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(iii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees and Ticking Fees. The Borrower agrees to pay to the Administrative Agent:

(i) for the account of each Existing Lender, from and including the Fourteenth Amendment Effective Date, to but excluding the earliest of (x) the Endeavor Acquisition Effective Date, (y) the Endeavor Acquisition Termination Date and (z) the Termination Date, a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Existing Commitment of such Lender (without giving effect to such Lender’s Swingline Exposures);

(ii) for the account of each Increased Lender, from and including June 10, 2024, to but excluding the earlier of (x) the Endeavor Acquisition Effective Date and (y) the Endeavor Acquisition Termination Date, a ticking fee, which shall accrue at a rate equal to 0.125% per annum on the amount of the Increased Commitment of such Lender; and

(iii) for the account of each Lender, from and including the earlier of (x) the Endeavor Acquisition Effective Date and (y) the Endeavor Acquisition Termination Date, to but excluding the Termination Date, a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender (without giving effect to such Lender’s Swingline Exposures).

Accrued commitment fees and ticking fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees and ticking fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any calendar year, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Other Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each Lender, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter and the Fourteenth Amendment Fee Letter.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor, the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Parent Guarantor and the Borrower consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Guarantor or the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Guarantor or the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or the Issuing Bank; or

(ii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) attributable to, or as a consequence of, such event.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03 Taxes.

(a) Defined Terms. For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Parent Guarantor, the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Parent Guarantor, the Borrower or a Guarantor, as applicable, shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written direction of the Administrative Agent timely reimburse it for, Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Parent Guarantor, the Borrower or a Guarantor, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Parent Guarantor, the Borrower or a Guarantor has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Parent Guarantor, the Borrower and the Guarantors to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a U.S. Person) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an executed copy of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(III) in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV) to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole, but reasonable, discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

Section 5.04 Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 [Reserved].

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b) The representations and warranties of the Parent Guarantor, the Borrower and the other Guarantors set forth in this Agreement (other than the representations and warranties set forth in Section 7.04(b) and Section 7.05 hereof) ~~and in the other Loan Documents~~ shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date.

(c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Guarantor and the Borrower on the date thereof as to the matters specified in Sections 6.02(a) and (b).

Section 6.03 Availability of Increased Commitments.

(a) The Increased Commitments shall not become available until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(i) The Term Loan Funding Date shall substantially simultaneously occur or shall have occurred.

(ii) All fees payable on or prior to the Endeavor Acquisition Effective Date required hereunder or under the Fourteenth Amendment Fee Letter shall have been paid and all other accrued fees and expenses of the Arranger, the Administrative Agent and the Lenders (including the reasonable and documented out-of-pocket fees and expenses of counsel (including any local counsel) for the Administrative Agent) payable on or prior to the Endeavor Acquisition Effective Date and for which invoices have been presented 3 Business Days prior to the Endeavor Acquisition Effective Date shall have been paid.

(iii) The Administrative Agent shall have received a certificate of the Parent Guarantor, dated the Endeavor Acquisition Effective Date, confirming the satisfaction on the Endeavor Acquisition Effective Date of the condition set forth in Section 6.03(a)(i) above.

The Administrative Agent shall notify the Borrower and the Lenders of the Endeavor Acquisition Effective Date, and such notice shall be conclusive and binding.

(b) Effective as of the Endeavor Acquisition Effective Date (and notwithstanding anything herein to the contrary, including without limitation any requirements in respect of minimum borrowings, pro rata borrowings or pro rata payments or repayments):

(i) each Existing Lender will automatically and without further act be deemed to have assigned to each Increased Lender, and each Increased Lender will automatically and without further act be deemed to have assumed, a portion of each Existing Lender’s participations in outstanding Letters of Credit (if any) such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations in Letters of Credit under the Facility shall be held by the Existing Lenders and the Increased Lenders ratably in accordance with their respective Commitments after giving effect to the availability of the Increased Commitments; and

(ii) each Existing Lender shall assign to each Increased Lender, and each Increased Lender shall purchase from each Existing Lender, at par, such amounts of the Revolving Loans outstanding on the Endeavor Acquisition Effective Date (if any) as the Administrative Agent may require such that following the Endeavor Acquisition Effective Date, each Lender holds outstanding Revolving Loans in accordance with its Applicable Percentage of the Commitments immediately after giving effect to all such assignments.

(iii) The Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Parent Guarantor and the Borrower each represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (except, with respect to the Restricted Subsidiaries, where failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect) and (b) has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case with respect to this clause (b), except where failure to have such power, authority, licenses, authorizations, consents, approvals, qualifications or standing would not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Parent Guarantor’s, the Borrower’s and each other Guarantor’s corporate, partnership or other organizational powers and have been duly authorized by all necessary organizational action and, if required, action by any holders of its Equity Interests. Each Loan Document to which the Parent Guarantor, the Borrower and each other Guarantor is a party has been duly executed and delivered by the Parent Guarantor, the Borrower and such other Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, the Borrower and such other Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect, (b) will not violate ~~any~~ charter, bylaws, limited liability company agreements or other organizational documents of the Parent Guarantor or the Borrower, (c) will not violate any applicable law, regulation or any order of any Governmental Authority and (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor, the Borrower or any Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by the Parent Guarantor, the Borrower or any Restricted Subsidiaries and will not result in the creation or imposition of any Lien on any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries, except in the case of clauses (a), (c) and (d), as would not reasonably expected to result in a Material Adverse Effect.

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Parent Guarantor has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, equity and cash flows as of and for the fiscal year ended December 31, 2023, reported on by Grant Thornton LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Fourteenth Amendment Effective Date.

Section 7.05 Litigation. Except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Fourteenth Amendment Effective Date, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Parent Guarantor, the Borrower or any Restricted Subsidiary not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.06 Environmental Matters. Except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Fourteenth Amendment Effective Date and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) The Parent Guarantor, the Borrower and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws;

(b) The Parent Guarantor, the Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required under applicable Environmental Law;

(c) There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to either the Parent Guarantor’s or the Borrower’s knowledge, threatened in writing against the Parent Guarantor, the Borrower or any Restricted Subsidiary or as a result of any operations at the real properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries, nor do the Borrower and the Parent Guarantor know of any reasonable basis for such a claim, demand, suit, order, inquiry or proceeding or liability;

(d) [Reserved]; and

(e) Neither the Parent Guarantor nor the Borrower has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws.

Section 7.07 Compliance With Laws. The Parent Guarantor, the Borrower and each of the Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 7.08 Investment Company. Neither the Parent Guarantor nor the Borrower is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. The Parent Guarantor, the Borrower and the Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Guarantor, the Borrower or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 7.10 ERISA. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) The Parent Guarantor, the Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, established, operated and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) Full payment when due has been made of all amounts which the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e) Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(f) Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11 Disclosure; No Material Misstatement. As of the Fourteenth Amendment Effective Date, (a) all financial projections concerning the Parent Guarantor, the Borrower and the Restricted Subsidiaries that have been made available to the Administrative Agent or any Lender by the Parent Guarantor or any of its representatives (on the Parent Guarantor’s behalf) in connection with the Transactions or the Endeavor Acquisition Transactions (the “Projections”) have been prepared in good faith based upon assumptions that the Parent Guarantor believed to be reasonable at the time made (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Parent Guarantor’s control, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved, and that actual results during the period or periods covered by such Projections may differ from projected results and such differences may be material) and (b) all written information (other than Projections and information of a general industry nature) which has been made available to the Administrative Agent or any Lender by the Parent Guarantor or any of its representatives (on the Parent Guarantor’s behalf) in connection with Transactions or the Endeavor Acquisition Transactions, taken as a whole, is (as of the date made available) correct in all material respects and does not (as of the date made available) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements and updates thereto from time to time).

Section 7.12 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells), (b) finance a portion of the Endeavor Acquisition Consideration and/or (c) for general corporate purposes of the Parent Guarantor and its Subsidiaries, including to make payments not prohibited by Article IX. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation T, U or X of the Board).

Section 7.13 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. Each of the Parent Guarantor and the Borrower has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Parent Guarantor and its Subsidiaries and their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions. The Parent Guarantor and its Subsidiaries and, to the knowledge of the Parent Guarantor and the Borrower, their respective directors, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions in all material respects. None of (a) the Parent Guarantor and its Subsidiaries or any of their respective directors or officers or (b) to the knowledge of the Parent Guarantor and the Borrower, any employee or agent of the Parent Guarantor or any Subsidiary that will act in such capacity in connection with or benefit from the Facility, is a Sanctioned Person. No use of proceeds of any Borrowing or any Letter of Credit will violate any applicable Anti-Corruption Law, Anti-Money Laundering Laws, or applicable Sanctions.

Section  7.14 Affected Financial Institutions. Neither the Parent Guarantor nor any of its Subsidiaries is an Affected Financial Institution.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than expense reimbursement, indemnification, increased cost or tax gross up amounts for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired, terminated or been cash-collateralized or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank, each of the Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent Guarantor will furnish to the Administrative Agent (who shall furnish to each Lender):

(a) Annual Financial Statements. As soon as available, but in any event within five Business Days after the date by which the Annual Report on Form 10-K of the Parent Guarantor for each fiscal year is required to be filed under the rules and regulations of the SEC (after giving effect to any extension thereof (not to exceed 20 Business Days)), its audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the filing with the SEC by the Parent Guarantor of such annual financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(a) to the extent such annual financial statements include the information specified herein).

(b) Quarterly Financial Statements. As soon as available, but in any event within five Business Days after the date by which the Quarterly Report on Form 10-Q of the Parent Guarantor for each of the first three fiscal quarters of each fiscal year is required to be filed under the rules and regulations of the SEC (after giving effect to any extension thereof (not to exceed 10 Business Days)), its consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes (it being understood that the filing with the SEC by the Parent Guarantor of such quarterly financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(b) to the extent such quarterly financial statements include the information specified herein).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 8.01 may be satisfied with respect to the consolidated financial information of the Parent Guarantor by furnishing the consolidated financial information of New Parent that would be required by clauses (a) and (b) of this Section 8.01 with all references to the “Parent Guarantor” therein being deemed to refer to New Parent and all references to “Financial Officer” therein being deemed to refer to a comparable officer of New Parent.

(c) Certificate of Financial Officer — Compliance. Substantially concurrently with any delivery (or deemed delivery) of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) [Reserved].

(e) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be (it being understood that public availability of such reports, proxy statements and other materials filed by the Parent Guarantor, the Borrower or a Restricted Subsidiary shall satisfy the requirements of this Section 8.01(e) to the extent such reports, proxy statements and other materials include the information specified herein).

(f) [Reserved].

(g) Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Parent Guarantor, the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable Anti- Money Laundering Laws and the Beneficial Ownership Regulation to the extent that the Borrower qualifies as a “legal entity customer” thereunder.

In each case in this Section 8.01, it being understood that the filing or furnishing with the SEC by the Parent Guarantor of a current report on Form 8-K or other applicable report shall satisfy the requirements of this Section 8.01 to the extent such filing includes the information specified in this Section 8.01.

Section 8.02 Notices of Material Events. The Parent Guarantor and the Borrower will furnish to the Administrative Agent (who shall furnish to each Lender) prompt written notice of the occurrence of any Default of which any Responsible Officer of the Parent Guarantor or the Borrower obtains knowledge. Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence. The Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (except, with respect to the Restricted Subsidiaries, where failure to do so would not reasonably be expected to have a Material Adverse Effect); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited by Section 9.05.

Section 8.04 Payment of Taxes. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay the Tax liabilities of the Parent Guarantor, the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) the Parent Guarantor, the Borrower or such Restricted Subsidiaries has set aside on their books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 8.05 [Reserved].

Section 8.06 Insurance. The Parent Guarantor and the Borrower will, and will cause each of the Material Subsidiaries to, maintain with creditworthy insurance companies or self-insure, insurance in such amounts and against such risks as are customarily maintained by other companies engaged in the same or similar businesses or consistent with the Parent Guarantor, the Borrower or such Material Subsidiary’s past practice.

Section 8.07 Books and Records. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep appropriate books of records in which full, true and correct entries are made of all dealings and transactions material to the Parent Guarantor and its Subsidiaries, taken as a whole, in relation to its business and activities. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, subject to applicable law, permit any representatives of the Administrative Agent or, if an Event of Default has occurred and is continuing, of any Lender (in each case, which representatives shall be reasonably acceptable to the Parent Guarantor and at their own cost and expense, subject to the final sentence of this Section 8.07), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its business and affairs with its officers, all at such reasonable times (during normal business hours) (unless an Event of Default has occurred and is continuing) no more than once per fiscal year of the Parent Guarantor; provided that such designated representatives agree to any reasonable confidentiality obligations proposed by the Parent Guarantor, including, but not limited to, confidentiality obligations agreed to by the Lenders under or in connection with this Agreement; provided further that the rights of the Administrative Agent and Lenders under this Section 8.07 shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements. The Parent Guarantor or the Borrower shall indemnify each Lender and the Administrative Agent for such out-of-pocket costs and expenses that are reasonable and documented in connection with any exercise of rights under this Section 8.07 if an Event of Default has occurred and is continuing.

Section 8.08 Compliance With Laws. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Borrower, its Subsidiaries and each of their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws, Anti-Money Laundering Laws~~,~~ and applicable Sanctions.

Section 8.09 Environmental Matters. The Parent Guarantor and the Borrower shall each, at its sole expense, comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect.

Section 8.10 [Reserved].

Section 8.11 Unrestricted Subsidiaries. The Borrower and the Parent Guarantor will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent Guarantor, the Borrower or any Restricted Subsidiary.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than expense reimbursement, indemnification, increased cost or tax gross up amounts for which no claim has been made) have been paid in full and all Letters of Credit shall have expired, terminated or been cash-collateralized or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank, each of the Parent Guarantor and the Borrower, covenants and agrees with the Lenders that:

Section 9.01 Financial Covenant. The Parent Guarantor will not permit the Total Net Debt to Capitalization Ratio, expressed as a percentage, to exceed 65% on the last day of any fiscal quarter.

Section 9.02 Subsidiary Debt. The Parent Guarantor and the Borrower will not permit any Restricted Subsidiary that is not the Borrower or a Guarantor to incur, create, assume or suffer to exist any Debt referred to in clause (a) of the definition thereof, except:

(a) intercompany Debt between the Parent Guarantor or the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent Guarantor, the Borrower or a Restricted Subsidiary;

(b) purchase money Debt to finance the acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or capital lease of assets (including equipment); provided that such Debt when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, design, construction, installation, repair, alteration replacement, expansion or improvement of the asset(s) financed and all fees, costs, and expenses relating thereto;

(c) Debt of a Person who becomes a Restricted Subsidiary which Debt exists prior to the time such Person becomes a Restricted Subsidiary (including Debt at the time of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Borrower or a Restricted Subsidiary) as long as such Debt was not created in anticipation thereof;

(d) Debt (i) under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(e) Debt outstanding on the Twelfth Amendment Effective Date that immediately prior to such date was either (i) Debt of Energen at the time of the Energen Merger, (ii) Debt of QEP at the time of the QEP Merger ~~and/~~or (iii) Debt of any Permitted Acquisition Target at the time of such Permitted Acquisition; provided that, in each case of the foregoing sub-clauses (i) - (iii), such Debt was not incurred in connection with such merger or acquisition, as applicable;

(f) Extensions, refinancing, renewals, replacements or refundings (and successive extensions, refinancing, renewals, replacements or refundings), in whole or in part, of the Debt permitted by this Section 9.02, which, in the case of any such extension, refinancing, renewal, replacement or refunding, does not increase the principal amount of the Debt being extended, refinanced, renewed, replaced or refunded, other than amounts incurred to pay the underwriting discounts, costs, commissions and other reasonable amounts paid, and fees and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such extension, refinancing, renewal, replacement or refunding and to pay interest and premium, if any, with respect to the Debt being extended, refinanced, renewed, replaced or refunded; and

(g) any other Debt not otherwise permitted by this Section 9.02 in a principal amount outstanding at the time of any incurrence thereof not to exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets.

Section 9.03 Liens. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their Properties (now owned or hereafter acquired), except:

(a) (i) Liens securing the payment of any Indebtedness created pursuant to any Loan Documents and (ii) Liens on cash or deposits granted in favor of the Issuing Bank or Swingline Lender to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans.

(b) Excepted Liens.

(c) Liens outstanding on the Investment Grade Changeover Date securing obligations that in the aggregate do not exceed $50,000,000.

(d) other Liens upon Property not otherwise permitted by this Section 9.03; provided that, (i) the aggregate Debt secured thereby and incurred on or after the Investment Grade Changeover Date (with Debt outstanding on the Investment Grade Changeover Date being deemed incurred on such date for purposes of this Section 9.03(d)) and outstanding at the time such Debt is incurred or such Lien is granted, shall not, at such time, exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets and (ii) such Liens do not encumber or attach to any Equity Interest in a Restricted Subsidiary.

(e) Liens arising under an indenture in favor of the trustee thereunder for its own benefit and not for the benefit of the holders of Debt under such indenture.

(f) Liens on cash, cash equivalents and other property arising in connection with the defeasance, discharge or redemption of Debt.

(g) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

(h) Liens on Equity Interests in Unrestricted Subsidiaries; provided that such Liens shall not secure any Debt for which the Parent Guarantor, the Borrower, or any Restricted Subsidiary is liable, other than Customary Recourse Exceptions.

(i) Liens on assets of QEP at the time of the QEP Merger; provided that such Liens were not incurred in connection with such merger.

(j) Liens or purported Liens in favor of or for the benefit of a DrillCo Party to the extent that such Liens or purported Liens are only on DrillCo Properties.

(k) Liens on Qualified Midstream Assets or on Equity Interests in Qualified Midstream Persons.

(l) Liens on assets of Energen at the time of the Energen Merger~~;~~, provided that such Liens were not incurred in connection with such merger.

(m) Liens on assets (or on improvements, repairs, additions attachments or accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof) of any Permitted Acquisition Target at the time of such Permitted Acquisition; provided that such Liens were not incurred in connection with such acquisition.

(n) Liens that exist upon any Property that becomes Property of the Parent Guarantor, the Borrower or a Restricted Subsidiary (including Liens on Property of any Person at the time (x) such Person is re-designated a Restricted Subsidiary or (y) of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Parent Guarantor, the Borrower or a Restricted Subsidiary); provided that (i) the Liens shall attach solely to the Property so acquired (or of the Equity Interests of the Person so acquired, merged, or consolidated) and all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof, and (ii) in the case of Liens securing Debt for borrowed money, the aggregate principal amount of all such Debt of Restricted Subsidiaries that are not Guarantors secured by such Liens shall be permitted by the limitations set forth in Section 9.02.

(o) Liens securing Debt of the Parent Guarantor, the Borrower or the Restricted Subsidiaries incurred to finance (including, to extend, refinance, renew or replace, in whole or in part) the acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or capital lease of Property (including equipment)~~;~~; provided that, at the time that such Debt is incurred or such Lien is granted, the amount of such Debt shall not exceed the purchase price and costs, as applicable, of acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or financing (including, extensions, refinancings, renewals and replacements, in whole or in part) of the Property financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses, and, in the case of an extension, refinancing, renewal or replacement of Debt, all interest on and premium in respect of the extended, refinanced, renewed or replaced Debt.

Section 9.04 Proceeds of Loans. The Parent Guarantor and the Borrower will not permit the proceeds of the Loans and the Letters of Credit to be used for any purpose other than those permitted by Section 7.12. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents acting in their respective capacities as such shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or any Anti-Money Laundering Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or involving any Sanctioned Country in each case, in violation of Sanctions or (c) in any manner that would knowingly result in the violation of any Sanctions.

Section 9.05 Mergers, Etc. Neither the Parent Guarantor nor the Borrower will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except (a) the Parent Guarantor may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to the Borrower, and the Borrower may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to the Parent Guarantor and (b) mergers used to consummate Permitted Acquisitions shall be permitted, in each instance, if (i) in the case of a merger involving the Parent Guarantor, the Parent Guarantor is the surviving entity (or, if such merger involves the Borrower, as permitted under clause (b)(ii)) and (ii) in the case of a merger involving the Borrower, either (A) the Borrower is the surviving entity or (B) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, lease or other disposition, all or substantially all of the assets of the Borrower (1) shall be a Person (other than a natural person), (2) shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (3) shall have Index Debt rated “investment grade” (i.e., an Index Debt rating from Moody’s of Baa3 or better, S&P of BBB- or better, and/or Fitch of BBB- or better) by at least two of the three Rating Agencies, (4) shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the obligations of the Borrower hereunder, including the due and punctual payment of the principal of and interest on all the Loans (and other Indebtedness) and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed under this Agreement, the Guaranty Agreement, and the other Loan Documents (and thereafter, such Person shall succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents), (5) the Borrower shall have provided at least ten (10) Business Days’ written notice prior to the effectiveness of such transaction contemplated by this sub-clause (B), (6) the Borrower shall have provided to the Administrative Agent and each Lender all information and documentation reasonably requested by the Administrative Agent and such Lenders in connection with such transaction, including customary officers’ certificates, resolutions, legal opinions, and, with respect to such Person, for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable Anti-Money Laundering Laws, and the Beneficial Ownership Regulation, and (7) no Default or Event of Default shall have occurred and be continuing.

Section 9.06 Designation of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary in compliance with Section 9.06(b), (d), or (f), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately after giving effect to such designation, (1) no Default or Event of Default would exist (and the Parent Guarantor shall be in compliance, on a pro forma basis, with the covenant set forth in Section 9.01) and (2) the representations and warranties of each Loan Party contained in each of the Loan Documents (other the representations and warranties contained in Section 7.04(b) and Section 7.05) are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such earlier date), and (ii) such Person is not a restricted subsidiary under any other agreement evidencing Debt of the Borrower or any Guarantor. Except as provided in this Section 9.06, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default exists, (iii) the Borrower complies with the requirements of Section 8.11 and (iv) the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary.

(d) Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.

(e) Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 9.06, such Subsidiary shall be automatically released from all obligations, if any, under the Loan Documents, including the Guaranty Agreement.

(f) As of the Fourteenth Amendment Effective Date, each of the Rattler Entities and each of the Viper Entities has been designated by the Borrower as an Unrestricted Subsidiary in compliance with this Section 9.06 and constitutes an Unrestricted Subsidiary.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to Section 8.01, shall prove to have been materially incorrect when made or deemed made (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), unless, if such misstatement (and the effect thereof) is capable of being cured, such Person cures such misstatement (and any effect thereof) within thirty (30) days of such Person obtaining knowledge thereof.

(d) the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03 (solely with respect to legal existence), or in Article IX.

(e) the Parent Guarantor, the Borrower or any other Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) and Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower.

(f) the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness.

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity (other than by a regularly scheduled, or required prepayment).

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Guarantor, the Borrower or any other Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor, the Borrower or any other Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Parent Guarantor, the Borrower or any other Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing.

(j) the Parent Guarantor, the Borrower or any other Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) one or more judgments for the payment of money in an aggregate amount in excess of (x) prior to the Endeavor Acquisition Effective Date, $150,000,000 and (y) from and after the Endeavor Acquisition Effective Date, $250,000,000 (to the extent not covered by insurance or indemnities as to which the insurer or third party, as applicable, does not dispute coverage) shall be rendered against the Parent Guarantor, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Guarantor, the Borrower or any Restricted Subsidiary to enforce any such judgment and such action shall not have been stayed.

(l) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the

LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds received after maturity of the Notes and the Loans, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in clause (b) and (c) of the definition of Indebtedness;

(v) fifth, pro rata to any other Indebtedness;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii) seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “fourth” are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to such clause).

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor, the Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Guarantor, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent Guarantor, the Borrower and their Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03~~;~~, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Syndication Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent Guarantor, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Guarantor and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, subject, if no Event of Default exists, to the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor, the Borrower or any of their Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges and agrees that (a) this Agreement sets forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Parent Guarantor, the Borrower or their Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law, (c) it has, independently and without reliance upon the Administrative Agent, any other Agent, the Arranger or any other Lender or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor, the Borrower or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent Guarantor, the Borrower or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or the Borrower (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that as of the ~~Fourteenth~~Sixteenth Amendment Effective Date, ~~Cravath, Swaine & Moore~~Paul Hastings LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Guarantor, the Borrower or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Guarantors. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to, and upon the request of the Borrower, the Administrative Agent, at the Borrower’s expense, shall, release any Guarantor from the Guaranty Agreement pursuant to the terms hereof or thereof. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of guarantees or other documents reasonably requested by the Borrower in connection with (A) the events described in the preceding sentence and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.06.

Section 11.11 The Arranger and the Syndication Agents. The Arranger and the Syndication Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their respective capacities as Lenders hereunder.

Section 11.12 Erroneous Payments.

(a) Each Lender and the Issuing Bank hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its

Affiliates) with respect to such payment or (z) that such Lender or Issuing Bank otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or Issuing Bank, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Lender and the Issuing Bank agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or the Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or the Issuing Bank with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by the Borrower or any other Loan Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Indebtedness, the Indebtedness or any part thereof that were so credited, and all rights of the applicable Lender, Issuing Bank, Administrative Agent, or other holder of Indebtedness, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(d) Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at:

Diamondback E&P LLC

500 West Texas Ave., Suite 1200

Midland, Texas 79701

Attention: Kaes Van’t Hof, CFO

Telecopy: 432-245-6007

email: kvanthof@diamondbackenergy.com

(ii) if to the Administrative Agent, the Issuing Bank, or the Swingline Lender, to it at:

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard

MAC D1116-025

Charlotte, NC 28252

Attention: Silas Bailey

Telecopy: 844-879-5899

e-mail: Silas.Bailey@wellsfargo.com;

 Agencyservices.requests@wellsfargo.com

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 3.02(g) and Section 3.03(c) with respect to the implementation of a Benchmark Replacement, neither this Agreement nor any provision hereof nor the Guaranty Agreement nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or, except to the extent expressly contemplated by Section 2.12 with respect to extensions of the Existing Maturity Date, postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv) (A) change Section 2.06(b), Section 4.01(b), Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata reduction of the total Commitments or pro rata sharing of payments, as applicable, required thereby, (B) subordinate any of the Indebtedness owed to the Lenders in right of payment to any other Debt or otherwise adversely affect the priority of payment of any of such Indebtedness in any material respect or (C) if at any time the Indebtedness owed to the Lenders under the Loan Documents is secured by Liens, subordinate any such Liens (excluding any Liens that the Administrative Agent is authorized to release or subordinate pursuant to the express terms of the Loan Documents) to Liens securing any other Debt, in each case under this clause (iv) without the written consent of each Lender; (v) waive or amend Section 3.04(c) or Section 6.01, or change the definition of the term “Subsidiary”, without the written consent of each Lender; (vi) release the Parent Guarantor without the written consent of each Lender (provided, however, that for the avoidance of doubt, the release of any Guarantor (other than the Parent Guarantor) pursuant to the definition of “Guarantor” shall not require notice to, or vote or consent of, any Lender, Issuing Bank, Swingline Lender, Lender Swap Party, Cash Management Provider, or any other holder of Indebtedness), or (vii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, the Issuing Bank, or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, the Issuing Bank, or the Swingline Lender, as the case may be. Notwithstanding the foregoing, (I) joinders and modifications contemplated by Section 2.06 shall not require the consent of any Person other than the Borrower, the Administrative Agent and, to the extent applicable, any Lenders executing Commitment Increase Certificates and any Additional Lenders executing Additional Lender Certificates and (II) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended or amounts owed to such Lenders reduced, or the final maturity thereof extended without the consent of such Lender, and any amendment to further restrict the voting rights of Defaulting Lenders shall require the consent of all Lenders.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel (in the case of fees, disbursements and other charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and, if reasonably necessary, of one local counsel in any relevant jurisdiction) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved], (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED

EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (IN THE CASE OF FEES, DISBURSEMENTS AND CHARGES OF COUNSEL, LIMITED TO THE REASONABLE AND DOCUMENTED FEES, DISBURSEMENTS AND OTHER CHARGES OF ONE COUNSEL TO ALL INDEMNITEES, TAKEN TOGETHER (AND, IF REASONABLY NECESSARY, ONE LOCAL COUNSEL IN ANY RELEVANT JURISDICTION AND, SOLELY IN THE CASE OF AN ACTUAL OR POTENTIAL CONFLICT OF INTEREST, OF ONE ADDITIONAL COUNSEL (AND, IF REASONABLY NECESSARY, ONE ADDITIONAL LOCAL COUNSEL IN ANY RELEVANT JURISDICTION) FOR ALL AFFECTED INDEMNITEES TAKEN TOGETHER)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR, THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE PARENT GUARANTOR, THE BORROWER OR ANY OTHER GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES BY THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) [RESERVED], (viii) VIOLATION OF ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) [RESERVED], (x) [RESERVED], (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED

PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (xiii) [RESERVED], OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (i) THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES, (ii) THE MATERIAL BREACH BY SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS OR (iii) ANY DISPUTE SOLELY AMONG INDEMNITEES (NOT ARISING AS A RESULT OF ANY ACT OR OMISSION BY THE PARENT GUARANTOR, THE BORROWER OR ANY OF THEIR SUBSIDIARIES) OTHER THAN CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR AS A RESULT OF FULFILLING ITS ROLE AS AN AGENT, BOOKRUNNER, ARRANGER OR ANY OTHER SIMILAR ROLE HEREUNDER.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger, the Issuing Bank, or the Swingline Lender under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger, the Issuing Bank, or the Swingline Lender as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger, the Issuing Bank, or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than three days after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that~~,~~ other than in connection with a transaction permitted under Section 9.05, (i) the Parent Guarantor and the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, such consent not to be unreasonably withheld (and any attempted assignment or transfer by the Parent Guarantor or the Borrower in violation of this Section 12.04(a)(i) shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower~~;~~, provided that no consent of the Borrower shall be required if such assignment is to a Lender or, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, is to any other assignee; provided further, if at the end of fifteen (15) calendar days after the Borrower has received a request for such approval, the Borrower has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such assignment; and

(B) the Administrative Agent and the Issuing Bank; provided that no consent of the Administrative Agent or the Issuing Bank shall be required for an assignment of any Commitment to an assignee that is a Lender (or an Affiliate of a Lender) with a Commitment immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) subject to clause (F) below, except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent~~;~~, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) subject to clause (F) below, each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) no assignment shall be made to (I) the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (II) or (III) any natural Person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person); and

(F) prior to the Endeavor Acquisition Effective Date, any Assignment by a Lender shall be on a ratable basis as between the Existing Commitment and Increased Commitment of such Lender.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of, or notice to, the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank, or the Swingline Lender, sell participations to one or more banks or other entities (other than (x) any Defaulting Lender, (y) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (z) the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) prior to the Endeavor Acquisition Effective Date, any participation sold by a Lender shall be on a ratable basis as between the Existing Commitment and Increased Commitment of such Lender. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Parent Guarantor and the Borrower agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and Section 12.04(b) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Parent Guarantor, the Borrower and the other Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent Guarantor and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries against any of and all the obligations of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Issuing Bank agrees to notify the Parent Guarantor, the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES EXCEPT FOR ANY SUCH SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES FOR WHICH THE BORROWER HAS INDEMNIFIED AN INDEMNITEE PURSUANT TO SECTION 12.03; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Guarantor, the Borrower or any of their Subsidiaries, (i) on a confidential basis to (i) any rating agency in connection with rating Parent Guarantor or its Subsidiaries or the Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, or (j) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor, the Borrower or any of their Subsidiaries relating to the Parent Guarantor’s, the Borrower’s or any of their Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Guarantor, the Borrower or any of their Subsidiaries; provided that, in the case of information received from the Parent Guarantor, the Borrower or any of their Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Swap Agreements. The Borrower hereby guarantees the payment and performance of all Indebtedness of each other Loan Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations under the Guaranty Agreement, including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 12.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.14, or otherwise under this Agreement or any other Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 12.14 shall remain in full force and effect until all Indebtedness is paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 12.14 constitute, and this Section 12.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, the Parent Guarantor, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16 USA PATRIOT Act Notice. Each Lender hereby notifies the Parent Guarantor and the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or any other applicable Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Parent Guarantor, the Borrower, and each Restricted Subsidiary, which information includes the name, tax identification number and address of the Parent Guarantor and the Borrower and other information that will allow such Lender to identify the Parent Guarantor and the Borrower in accordance with the USA PATRIOT Act or such Anti-Money Laundering Laws.

Section 12.17 [Reserved].

Section 12.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, any other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, any other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent, any other Agent nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, or administration and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.20 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.20, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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